EXHIBIT 10 (cc)


                       AMENDMENT NO. 4 TO LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

         THIS AMENDMENT NO. 4 TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this "Agreement") is made and entered into as of this 18th day of April, 1997 among:

         DATA GENERAL CORPORATION, a Delaware corporation ("Borrower"), NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, THE BANK OF NEW YORK and FLEET NATIONAL BANK, formerly known as Fleet Bank of
Massachusetts, N.A. (each individually, a "Lender" and collectively, the "Lenders"); and

         NATIONSBANK  OF  TEXAS,  NATIONAL   ASSOCIATION,   a  national  banking
association, in its capacity as agent for the Lenders (in such capacity, the "Agent");

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower, the Lenders and the Agent have entered into a Letter of Credit and Reimbursement Agreement dated as of December 21, 1994, as amended by Amendment No. 1 to Letter of Credit and Reimbursement Agreement dated as of October 5, 1995, as further amended by Amendment No. 2 to Letter of Credit and Reimbursement Agreement dated as of December 10, 1995, and as further amended by Amendment No. 3 to Letter of Credit and Reimbursement Agreement dated as of December 11, 1996, among the Borrower, the Lenders and the Agent (as amended, the "Credit Agreement") pursuant to which the Lenders agreed to issue certain letters of credit on behalf of the Borrower; and

         WHEREAS, the Borrower has requested that the Credit Agreement be amended in the manner set forth herein and the Agent and the Lenders are willing to agree to such amendment;

         NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

         1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

         2. Amendment. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

                  (a) Section 1.01 of the Credit Agreement is hereby amended by inserting therein the following new defined terms in alphabetical position:

                           "Acquisition"   means  the   acquisition   of  (i)  a
                  controlling equity interest in another Person engaged in the same or similar line of business of the Borrower (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person engaged in the same or similar line of business of the Borrower which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                           "Cost of  Acquisition"  means,  with  respect  to any
                  Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) and the unpaid principal amount of any debt instrument given as consideration, (iii) any Indebtedness assumed by the Borrower or its Subsidiaries in connection with such Acquisition, and
                  (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such a transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the New York Stock Exchange with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 6.01(a) hereof, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in
                  Section 6.01(a) hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  (b) Section 7.01 of the Credit Agreement is hereby amended by deleting the ratio ".45 to 1.00" in the second line thereof and inserting in replacement thereof the ratio ".55 to 1.00".

                  (c) Section 7.05 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (iii) thereof, deleting the period at the end of clause (iv) thereof and inserting in replacement thereof "; " and by inserting after clause (iv) thereof new clauses (v) and (vi) which shall read as follows:

                           (v)    Indebtedness  in  an  aggregate   principal
                  amount of up to $200,000,000 evidenced by certain convertible bonds or similar instruments issued by the Borrower;

                           (vi)   Indebtedness   of  a  Person  acquired  in  an
                  Acquisition permitted under Section 7.07 hereof so long as (i) such Indebtedness is not incurred in contemplation of such Acquisition, (ii) neither the Borrower nor any Subsidiary (other than the Person being acquired or a subsidiary of the Person being acquired) is liable for or assumes such Indebtedness and such Indebtedness is, and continues after such Acquisition to be, non-recourse to the Borrower and all Subsidiaries (other than the Person acquired or a subsidiary of such Person) and (iii) the aggregate principal amount of all such Indebtedness does not exceed $10,000,000; and

                           (vii) Indebtedness constituting part of the Cost of Acquisition of any Acquisition permitted hereunder.

                  (d) Section 7.06(a) of the Credit Agreement is hereby amended by (A) deleting the word "and" at the end of clause (v) thereof, (B) deleting the period at the end of clause (vi) thereof and inserting in replacement thereof the words "; and", (C) inserting after clause (vi) thereof a new clause (vii) which shall read "(vii) Liens on assets acquired in an Acquisition permitted under Section 7.07 hereof so long as such Liens (i) are not incurred in contemplation of such Acquisition and (ii) do not extend to any assets other than the assets being acquired in such Acquisition."

                  (e) Section 7.07 of the Credit  Agreement is hereby amended by
         (A) deleting the word "and" at the end of clause (v) thereof, (B) deleting the period at the end of clause (vi) thereof and inserting in replacement thereof the words "; and", (C) inserting after clause (vi) thereof a new clause (vii) which shall read "(vii) investments in an aggregate amount not in excess of $200,000,000 in any Person or Persons engaged in the same or similar line of business as the Borrower, provided that if the amount of any individual investment exceeds $25,000,000, the Borrower shall have furnished to the Agent a certificate in the form of Exhibit E prepared on a historical pro forma basis giving effect to such investment and demonstrating that no Default or Event of Default would exist immediately after giving effect thereto" and (D) by inserting the following new paragraph after clause
         (vii);

                  ; provided, however, the Borrower shall be permitted to make Acquisitions if (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition, (ii) no Default or Event of Default shall exist immediately after giving effect to such Acquisition, and (iii) the Borrower shall have furnished to the Agent (A) if the Cost of Acquisition shall exceed $25,000,000, a certificate in the form of Exhibit E prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, and (B) if the Cost of Acquisition shall exceed $200,000,000, pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition.

         3. Effectiveness. This Agreement shall become effective as of the date hereof upon receipt by the Agent of seven fully executed copies of this Agreement (which may be signed in counterparts).

         4. Representations and Warranties. In order to induce the Agent and the Lender to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders as follows:

                  (a) The  representations  and  warranties  made by Borrower in
         Article V of the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.01(e)(i) of the Credit Agreement shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section
         6.01 of the Credit Agreement;

                  (b)  There  has  been  no  material   adverse  change  in  the
         condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Agent and the Lenders under Section 6.01(a) of the Credit Agreement, other than changes in the ordinary course of business;

                  (c) The business and properties of the Borrower and its Subsidiaries, taken as a whole, are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent and the Lenders under Section 6.01(a) of the Credit Agreement, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default on the part of the Borrower under the Credit Agreement, either immediately or with the lapse of time or the giving of notice, or both.

         5. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

         6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Letter of Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         8. Governing Law. This Agreement shall in all respects be governed by the laws and judicial decisions of the State of New York.

         9. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         10. Credit Agreement. All references in any of the Letter of Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                                     BORROWER:

                                                     DATA GENERAL CORPORATION

                                                     By:
                                                     Name:
                                                     Title:

                                                     LENDERS:

                                                     NATIONSBANK OF TEXAS,
                                                     NATIONAL ASSOCIATION
                                                     By:
                                                     Name:
                                                     Title:

                                                     THE BANK OF NEW YORK

                                                     By:
                                                     Name:
                                                     Title:

                                                     FLEET NATIONAL BANK

                                                     By:
                                                     Name:
                                                     Title:

                                                     AGENT:

                                                     NATIONSBANK OF TEXAS,
                                                     NATIONAL ASSOCIATION
                                                     as Agent for the Lenders

                                                     By:
                                                     Name:
                                                     Title: